Exhibit 99.1
Crescent Energy Reports First Quarter 2025 Results

Houston, May 5, 2025 – Crescent Energy Company (NYSE: CRGY) ("Crescent" or the "Company"), today announced financial and operating results for the first quarter of 2025. A supplemental slide deck can be found at www.crescentenergyco.com. The Company plans to host a conference call and webcast at 10 a.m. CT on Tuesday, May 6, 2025. Details can be found in this release.

First Quarter 2025 Highlights
–Delivered robust financial performance, with all key metrics meeting or exceeding guidance expectations
–Generated $337 million in Operating Cash Flow and $242 million in Levered Free Cash Flow(1), implying an annualized yield of approximately 45%
–Drove continued operating efficiencies, improving South Texas drilling, completion and facilities ("DC&F") costs by approximately 10% compared to 2024
–Executed approximately $90 million of non-core and accretive divestitures YTD, with a continued focus on portfolio optimization
–Closed the acquisition of Ridgemar Energy on January 31, 2025, with seamless integration to date
–Simplified the corporate structure by transitioning to a single class of common stock and eliminating the Company's Up-C structure
–Repurchased approximately $30 million of shares YTD at a weighted average share price of $8.26

"Alongside impressive first quarter results, we are reiterating our commitment to cash flow, risk management and returns. This always requires flexibility, but especially so in this dynamic macro environment," said Crescent CEO David Rockecharlie. "At Crescent, we are a team with compelling advantages that come from combining strong investing and operating skills. We have seen volatile times like this before, and we are uniquely positioned to capitalize on the current environment.”

First Quarter Financial and Operating Results
First quarter production averaged a record 258 MBoe/d (approximately 40% oil and 58% liquids). The Company drilled 41 gross operated wells (36 in the Eagle Ford and 5 in the Uinta), brought online 40 gross operated wells (36 in the Eagle Ford and 4 in the Uinta) and incurred capital expenditures (excluding acquisitions) of $208 million during the quarter.

Crescent reported $6 million of net income and $143 million of Adjusted Net Income(1) in the first quarter. The Company generated $529 million of Adjusted EBITDAX(1), $337 million of Operating Cash Flow and $242 million of Levered Free Cash Flow(1) for the period.

Acquisitions and Divestitures
On January 31, 2025, Crescent announced the closing of its acquisition of Central Eagle Ford assets from Ridgemar Energy for upfront consideration of $905 million, consisting of $830 million in cash and approximately 5.5 million shares of Class A common stock, plus future oil price contingent consideration, subject to customary purchase price adjustments. This accretive acquisition further scales Crescent's core Eagle Ford position and demonstrates the Company's disciplined approach to creating shareholder value.

Year-to-date, Crescent has divested approximately $90 million of non-core assets. On April 22, 2025, Crescent announced the closing of the sale of non-operated Permian Basin assets to a private buyer for $83 million in cash, subject to customary post-closing purchase price adjustments. These asset sales are part of the Company's $250 million pipeline of non-core asset divestitures announced during its year-end earnings and reflect the Company's commitment to continually evaluate opportunities to enhance the portfolio, simplify the business and deliver value for investors.

2025 Outlook
To reflect the 2025 divestitures closed to date, Crescent updated its full-year 2025 outlook. The Company reaffirmed plans to operate a flexible 4 - 5 rig program, allocating capital across its oil and gas assets to maximize returns and free cash flow. The outlook incorporates an 11-month contribution from the recently acquired Ridgemar assets, following the successful closing on January 31, 2025.

	2025 Guidance (Prior)	2025 Guidance (Divestiture Adjusted)
Total Production (MBoe/d)	254 - 264	251 - 261

Note: All amounts are approximations based on currently available information and estimates and are subject to change based on events and circumstances after the date hereof. Please see “Cautionary Statement Regarding Forward-Looking Information.”

Shareholder Return
Crescent's long-standing return of capital strategy includes a fixed dividend and a previously authorized share buyback program for the repurchase of up to $150 million (the "Share Repurchase Program"). For the first quarter of 2025, the Company's Board of Directors (the "Board") approved a cash dividend of $0.12 per share. The first quarter dividend is payable on June 2, 2025, to shareholders of record as of the close of business on May 19, 2025. Any payment of future dividends is subject to Board approval and other factors.

During 2025, Crescent has repurchased approximately $30 million of shares of Class A common stock at a weighted average share price of $8.26. Repurchases of shares of the Company's Class A common stock under the Share Repurchase Program may be made by the Company from time to time in the open market, in a privately negotiated transaction, through purchases made in accordance with Rule 10b5-1 of the Exchange Act or by such other means as will comply with applicable state and federal securities laws. The timing of any such repurchases will depend on market conditions, contractual limitations and other considerations. The program may be extended, modified, suspended or discontinued at any time, and does not obligate the Company to repurchase any dollar amount or number of shares.

Conference Call Information
Crescent plans to host a conference call to discuss its first quarter of 2025 financial and operating results at 10 a.m. CT on Tuesday, May 6, 2025. Complete details are below. A webcast replay will be available on the website following the call.

Date: Tuesday, May 6, 2025
Time: 10 a.m. CT (11 a.m. ET)
Conference Dial-In: 877-407-0989 / 201-389-0921 (Domestic / International)
Webcast Link: www.crescentenergyco.com

About Crescent Energy Company
Crescent is a differentiated U.S. energy company committed to delivering value for shareholders through a disciplined growth through acquisition strategy and consistent return of capital. Our long-life, balanced portfolio combines stable cash flows from low-decline production with deep, high-quality development inventory. Our activities are focused in Texas and the Rocky Mountain region. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express the Company’s expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Such risks and uncertainties include, but are not limited to, weather, political and general economic conditions and events in the U.S. and in foreign oil producing companies, including the impact of inflation, elevated interest rates and associated changes in monetary policy; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by the Trump Administration; federal and state regulations and laws, including the Inflation Reduction Act of 2022, taxes, tariffs and international trade, safety and the protection of the environment; the impact of disruptions in the capital markets; geopolitical events such as the armed conflict in Ukraine, the Israel-Hamas conflict and increased hostilities in the Middle East, including heightened tensions with Iran; actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including the agreement by OPEC to phase out production cuts; the availability of drilling, completion and operating equipment and services; reliance on the Company's external manager; commodity price volatility, the severity and duration of public health crises; and the risks associated with commodity pricing and the Company's hedging strategy, the timing and success of business development efforts, including acquisition and disposition opportunities, our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits from the acquisitions of Ridgemar (Eagle Ford) LLC (the "Ridgemar Acquisition") and SilverBow Resources, Inc. (the "SilverBow Merger") Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.

Financial Presentation
In order to pay the compensation that Manager is entitled to receive from the Company (the "Manager Compensation"), the Company must first receive a cash distribution from OpCo, and prior to the Corporate Simplification, any such cash distribution necessitated a concurrent pro rata cash distribution to the holders of redeemable noncontrolling interests. This cash distribution to the holders of redeemable noncontrolling interests did not represent additional Manager Compensation; rather, it represented an ordinary cash distribution to the holders of redeemable noncontrolling interests. In certain instances in our financial statements and other disclosures, we clarify the underlying event that requires us to make such distributions, not because the distributions to the holders of redeemable noncontrolling interests were made for such purpose (e.g. Cash distributions to redeemable noncontrolling interests initiated by Class A common stock dividend, Cash distributions to redeemable noncontrolling interests initiated by Manager Compensation and Cash contributions from (cash distributions to) redeemable noncontrolling interests initiated by income taxes).

In our calculation of Adjusted EBITDAX and Levered Free Cash Flow, for both (i) historical periods and (ii) periods for which we provide guidance we reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management.

Crescent Operational Summary

	For the three months ended
	March 31, 2025	March 31, 2024	December 31, 2024
Average daily net sales volumes:
Oil (MBbls/d)	102	70	98
Natural gas (MMcf/d)	655	403	671
NGLs (MBbls/d)	47	28	45
Total (MBoe/d)	258	166	255
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$67.64	$74.01	$67.51
Natural gas ($/Mcf)	3.18	2.18	2.27
NGLs ($/Bbl)	25.43	26.07	23.08
Total ($/Boe)	39.40	41.14	35.99
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$67.17	$67.13	$67.54
Natural gas ($/Mcf)	3.09	2.76	2.39
NGLs ($/Bbl)	25.13	26.07	22.91
Total ($/Boe)(2)	38.93	39.63	36.30
Expense (per Boe)
Operating expense	$17.38	$20.16	$15.08
Depreciation, depletion and amortization	12.17	11.70	13.18
General and administrative expense	2.45	2.83	3.70
Non-GAAP and other expense (per Boe)
Adjusted operating expense, excluding production and other taxes(1)(3)	$13.25	$15.57	$11.37
Production and other taxes	2.60	2.16	2.38
Adjusted Recurring Cash G&A(1)	1.38	1.23	1.28

Crescent Consolidated Income Statement

(Unaudited)
	Three Months Ended March 31,
(in thousands, except per share data)	2025	2024
Revenues:
Oil	$619,658	$473,894
Natural gas	187,440	79,944
Natural gas liquids	107,575	66,947
Midstream and other	35,499	36,688
Total revenues	950,172	657,473
Expenses:
Lease operating expense	161,595	130,688
Workover expense	16,022	12,302
Asset operating expense	30,410	31,350
Gathering, transportation and marketing	105,287	69,569
Production and other taxes	60,381	32,523
Depreciation, depletion and amortization	282,573	176,564
Impairment of oil and natural gas properties	45,647	—
Exploration expense	306	—
Midstream and other operating expense	29,816	27,742
General and administrative expense	56,770	42,715
(Gain) loss on sale of assets	(10,862)	—
Total expenses	777,945	523,453
Income (loss) from operations	172,227	134,020
Other income (expense):
Gain (loss) on derivatives	(91,028)	(105,602)
Interest expense	(73,182)	(42,686)
Loss from extinguishment of debt	—	(22,582)
Other income (expense)	115	150
Income (loss) from equity affiliates	392	127
Total other income (expense)	(163,703)	(170,593)
Income (loss) before taxes	8,524	(36,573)
Income tax benefit (expense)	(2,613)	4,209
Net income (loss)	5,911	(32,364)
Less: net (income) loss attributable to noncontrolling interests	(1,989)	(3,499)
Less: net (income) loss attributable to redeemable noncontrolling interests	(6,072)	11,695
Net income (loss) attributable to Crescent Energy	$(2,150)	$(24,168)
Net income (loss) per share:
Class A common stock – basic	$(0.01)	$(0.25)
Class A common stock – diluted	$(0.01)	$(0.25)
Class B common stock – basic and diluted	$—	$—
Weighted average shares outstanding:
Class A common stock – basic	191,294	94,793
Class A common stock - diluted	191,294	94,793
Class B common stock – basic and diluted	65,260	84,333

Crescent Consolidated Balance Sheet
(Unaudited)
	March 31, 2025	December 31, 2024
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$6,255	$132,818
Restricted cash	3,247	5,490
Accounts receivable, net	612,129	535,416
Accounts receivable – affiliates	650	6,856
Derivative assets – current	4,891	53,273
Prepaid expenses	38,728	42,595
Other current assets	13,367	11,640
Total current assets	679,267	788,088
Property, plant and equipment:
Oil and natural gas properties at cost, successful efforts method
Proved	12,688,077	11,471,299
Unproved	365,964	374,306
Oil and natural gas properties at cost, successful efforts method	13,054,041	11,845,605
Field and other property and equipment, at cost	230,077	226,871
Total property, plant and equipment	13,284,118	12,072,476
Less: accumulated depreciation, depletion, amortization and impairment	(4,217,540)	(3,927,422)
Property, plant and equipment, net	9,066,578	8,145,054
Derivative assets – noncurrent	—	6,684
Investments in equity affiliates	13,892	13,810
Other assets	112,597	207,013
TOTAL ASSETS	$9,872,334	$9,160,649

Crescent Consolidated Balance Sheet
(Unaudited)
	March 31, 2025	December 31, 2024
	(in thousands, except share data)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$736,519	$740,452
Accounts payable – affiliates	21,092	18,334
Derivative liabilities – current	45,994	2,698
Financing lease obligations – current	4,619	3,625
Other current liabilities	61,949	62,254
Total current liabilities	870,173	827,363
Long-term debt	3,596,870	3,049,255
Derivative liabilities – noncurrent	37,977	37,732
Asset retirement obligations	468,410	448,945
Deferred tax liability	367,603	370,329
Financing lease obligations – noncurrent	3,712	3,526
Other liabilities	93,691	55,539
Total liabilities	5,438,436	4,792,689
Commitments and contingencies (Note 9)
Redeemable noncontrolling interests	1,168,691	1,228,329
Equity:
Class A common stock, $0.0001 par value; 1,000,000,000 shares authorized, 197,908,478 and 189,505,209 shares issued, 194,972,159 and 187,070,725 shares outstanding as of March 31, 2025 and December 31, 2024, respectively	20	19
Class B common stock, $0.0001 par value; 500,000,000 shares authorized, 62,999,401 and 65,948,124 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	7	7
Preferred stock, $0.0001 par value; 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Treasury stock, at cost; 2,936,319 and 2,434,484 shares of Class A common stock as of March 31, 2025 and December 31, 2024, respectively	(37,742)	(32,430)
Additional paid-in capital	3,360,061	3,227,450
Retained earnings (accumulated deficit)	(66,901)	(64,751)
Noncontrolling interests	9,762	9,336
Total equity	3,265,207	3,139,631
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$9,872,334	$9,160,649

Crescent Consolidated Cash Flow Statement

(Unaudited)
	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:	(in thousands)
Net income (loss)	$5,911	$(32,364)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	282,573	176,564
Impairment expense	45,647	—
Deferred tax expense (benefit)	(8,200)	(4,925)
(Gain) loss on derivatives	91,028	105,602
Net cash (paid) received on settlement of derivatives	(10,798)	(22,806)
Non-cash equity-based compensation expense	26,225	28,174
Amortization of debt issuance costs, premium and discount	3,753	4,376
Loss from debt extinguishment	—	22,582
(Gain) loss on sale of oil and natural gas properties	(10,862)	—
Settlement of acquired derivative contracts	17,888	—
Other	(10,750)	(6,098)
Changes in operating assets and liabilities:
Accounts receivable	(83,197)	42,794
Accounts receivable – affiliates	6,206	(5,765)
Prepaid and other current assets	1,685	(430)
Accounts payable and accrued liabilities	(20,591)	(101,948)
Accounts payable – affiliates	3,041	(20,524)
Other	(2,445)	(1,462)
Net cash provided by operating activities	337,114	183,770
Cash flows from investing activities:
Development of oil and natural gas properties	(199,199)	(136,816)
Acquisitions of oil and natural gas properties, net of cash acquired	(864,674)	(19,532)
Proceeds from the sale of oil and natural gas properties	6,931	—
Purchases of restricted investment securities – HTM	(1,781)	(1,776)
Maturities of restricted investment securities – HTM	1,800	1,800
Other	—	(1,137)
Net cash used in investing activities	(1,056,923)	(157,461)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes, after premium, discount and underwriting fees	—	690,375
Repurchase of Senior Notes, including extinguishment costs	—	(714,817)
Revolving Credit Facility borrowings	1,079,500	684,600
Revolving Credit Facility repayments	(533,000)	(626,800)
Payment of debt issuance costs	(1,142)	(3,721)
Dividend to Class A common stock	(23,457)	(12,649)
Cash distributions to redeemable noncontrolling interests initiated by Class A common stock dividend	(7,560)	(8,274)
Cash distributions to redeemable noncontrolling interests initiated by Manager Compensation	(4,525)	(6,798)
Cash contributions from (cash distributions to) redeemable noncontrolling interests initiated by income taxes	(95)	(66)
Repurchase of redeemable noncontrolling interests related to 2024 Equity Transactions	—	(22,701)
Noncontrolling interest distributions	(1,756)	(1,858)
Repurchases of Class A common stock	(5,312)	—
Other	—	(1,158)
Net cash provided by (used in) financing activities	502,653	(23,867)
Net change in cash, cash equivalents and restricted cash	(217,156)	2,442
Cash, cash equivalents and restricted cash, beginning of period	240,908	8,729
Cash, cash equivalents and restricted cash, end of period	$23,752	$11,171

Reconciliation of Non-GAAP Measures
This release includes financial measures that have not been calculated in accordance with GAAP. These non-GAAP measures include Adjusted EBITDAX, Levered Free Cash Flow, Adjusted Net Income, Adjusted Recurring Cash G&A, Adjusted Current Income Tax, Adjusted Dividends Paid and Net LTM Leverage. These supplemental non-GAAP performance measures are used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP measures should be read in conjunction with the information contained in Crescent’s audited combined and consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDAX and Levered Free Cash Flow
We define Adjusted EBITDAX as net income (loss) before interest expense, loss from extinguishment of debt, income tax expense (benefit), depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, impairment expense, equity-based compensation, (gain) loss on sale of assets, other (income) expense and transaction and nonrecurring expenses. Additionally, we further subtract certain redeemable noncontrolling interest distributions made by OpCo and settlement of acquired derivative contracts. We include “Certain-redeemable noncontrolling interest distributions made by OpCo" to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management.

Adjusted EBITDAX is not a measure of performance as determined by GAAP. We believe Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of our operating performance when compared against our peers, without regard to our financing methods, corporate form or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, the Revolving Credit Facility and Senior Notes include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

We define Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding non-cash amortization of deferred financing costs, discounts, and premiums, loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums and SilverBow Merger transaction related costs, current income tax benefit (expense), tax-related redeemable noncontrolling interest distributions made by OpCo and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions.

Levered Free Cash Flow is not a measure of liquidity as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP liquidity measure that is used by our management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Levered Free Cash Flow is a useful liquidity measure because it allows for an effective evaluation of our operating and financial performance and the ability of our operations to generate cash flow that is available to reduce leverage or distribute to our equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, Net cash flow provided by operating activities as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual liquidity, operating performance or investing activities. Our computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following table reconciles Adjusted EBITDAX (non-GAAP) and Levered Free Cash Flow (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Net income (loss)	$5,911	$(32,364)
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	73,182	42,686
Loss from extinguishment of debt	—	22,582
Income tax expense (benefit)	2,613	(4,209)
Depreciation, depletion and amortization	282,573	176,564
Exploration expense	306	—
Non-cash (gain) loss on derivatives	80,230	82,796
Impairment expense	45,647	—
Non-cash equity-based compensation expense	26,225	28,174
(Gain) loss on sale of assets	(10,862)	—
Other (income) expense	(115)	(150)
Certain RNCI Distributions made by OpCo	(4,242)	(5,627)
Transaction and nonrecurring expenses(4)	10,099	2,871
Settlement of acquired derivative contracts(5)	17,888	—
Adjusted EBITDAX (non-GAAP)	$529,455	$313,323
Adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding non-cash amortization of deferred financing costs, discounts, and premiums	(69,429)	(38,310)
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, premiums and SilverBow Merger transaction related costs	—	(14,817)
Current income tax benefit (expense)	(10,813)	(716)
Tax-related RNCI Contributions (Distributions) made by OpCo	(95)	(66)
Development of oil and natural gas properties	(207,542)	(193,290)
Levered Free Cash Flow (non-GAAP)	$241,576	$66,124

Reconciliation of Operating Cash Flow to Levered Free Cash Flow (non-GAAP)
The table below reconciles net cash provided by operating activities to Levered Free Cash Flow:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Net cash provided by operating activities	$337,114	$183,770
Changes in operating assets and liabilities	95,301	87,335
Certain RNCI Distributions made by OpCo	(4,242)	(5,627)
Tax-related RNCI Contributions (Distributions) made by OpCo	(95)	(66)
Transaction and nonrecurring expenses(4)	10,099	2,871
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, premiums and SilverBow Merger transaction related costs	—	(14,817)
Other adjustments and operating activities	10,941	5,948
Development of oil and natural gas properties	(207,542)	(193,290)
Levered Free Cash Flow (non-GAAP)	$241,576	$66,124

Adjusted Net Income
Crescent defines Adjusted Net Income as net income (loss), adjusted for certain items. We include "Certain RNCI distributions made by OpCo" to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management. Management believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income (loss).

The following table presents a reconciliation of Adjusted Net Income (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Net income (loss)	$5,911	$(32,364)
Unrealized (gain) loss on derivatives	80,230	82,796
Non-cash equity-based compensation expense	26,225	28,174
(Gain) loss on sale of assets	(10,862)	—
Certain RNCI Distributions made by OpCo	(4,242)	(5,627)
Tax-related RNCI Contributions (Distributions) made by OpCo	(95)	(66)
Transaction and nonrecurring expenses	10,099	2,871
Settlement of acquired derivative contracts	17,888	—
Impairment expense	45,647	—
Loss from extinguishment of debt	—	22,582
Tax effects of adjustments(6)	(27,341)	(15,349)
Adjusted Net Income (non-GAAP)	$143,460	$83,017
Adjusted EPS	$0.56	$0.46

Net LTM Leverage
Crescent defines Net LTM Leverage as the ratio of consolidated total debt to consolidated Adjusted EBITDAX as calculated under the credit agreement (the "Credit Agreement") governing Crescent’s Revolving Credit Facility. Management believes Net LTM Leverage is a useful measurement because it takes into account the impact of acquisitions. For purposes of the Credit Agreement, (i) consolidated total debt is calculated as total principal amount of Senior Notes, net of unamortized discount, premium and issuance costs, plus borrowings on our Revolving Credit Facility and unreimbursed drawings under letters of credit, less cash and cash equivalents and (ii) consolidated Adjusted EBITDAX includes certain adjustments to account for EBITDAX contributions associated with acquisitions the Company has closed within the last twelve months. Adjusted EBITDAX is a non-GAAP financial measure.

March 31, 2025
(in millions)
Total debt(7)	$3,597
Less: cash and cash equivalents	(6)
Net Debt	$3,591

LTM Adjusted EBITDAX for Leverage Ratio	2,378

Net LTM Leverage	1.5x

Non-GAAP Measures Related to Up-C Structure
Adjusted Recurring Cash G&A
Crescent defines Adjusted Recurring Cash G&A as general and administrative expense, excluding equity-based compensation and transaction and nonrecurring expenses, and including cash distributions initiated by Manager Compensation. We include "Certain RNCI distributions made by OpCo" to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management. Management believes Adjusted Recurring Cash G&A is a useful performance measure because it excludes transaction and nonrecurring expenses and equity-based compensation and includes Manager Compensation as if 100% of OpCo were owned and managed by the Company to reflect consistent measures not impacted by the amount of OpCo's ownership under management, facilitating the ability for investors to compare Crescent's cash G&A expense against peer companies. As discussed elsewhere, these adjustments are made to Adjusted EBITDAX and Levered Free Cash Flow for historical periods and periods for which we present guidance.

	Three Months Ended March 31,
	2025	2024
	(in thousands)
General and administrative expense	$56,357	$42,715
Less: Non-cash equity-based compensation expense	(26,225)	(28,174)
Less: transaction and nonrecurring expenses (G&A)(8)	(2,320)	(1,624)
Plus: Certain RNCI Distributions made by OpCo	4,242	5,627
Adjusted Recurring Cash G&A	$32,054	$18,544

Adjusted Current Income Tax
Crescent defines Adjusted Current Income Tax as current income tax provision (benefit) plus Tax RNCI Distributions (Contributions) made by OpCo. Management believes Adjusted Current Income Tax is a useful performance measure because it reflects as tax provision (benefit) the amount of cash distributed initiated by income taxes that is otherwise classified as redeemable noncontrolling interest distributions, facilitating the ability for investors to compare Crescent’s tax provision (benefit) against peer companies, and is included in the Company’s Levered Free Cash Flow calculation for historical periods and for periods for which guidance is provided.

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Current income tax provision (benefit)(9)	$10,813	$716
Plus: Tax RNCI Distributions (Contributions) made by OpCo	95	66
Adjusted Current Income Tax	$10,908	$782

Adjusted Dividends Paid
Crescent defines Adjusted Dividends Paid as Dividend to Class A Common Stock plus Cash RNCI Distributions initiated by Class A common stock dividend. Management believes Adjusted Dividends Paid is a useful performance measure because it reflects the full amount of cash distributed for dividends that is otherwise classified as distributions to redeemable noncontrolling interests, facilitating the ability for investors to compare Crescent’s dividends paid against peer companies.

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Dividend to Class A common stock	$23,457	$12,649
Plus: Cash RNCI Distributions initiated by Class A common stock dividend	7,560	8,274
Adjusted Dividends Paid	$31,017	$20,923

(1)Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Measures” for discussion and reconciliations of such measures to their most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)The realized price presented above does not include $17.9 million received from the settlement of acquired oil, gas and NGL derivative contracts for the three months ended March 31, 2025. Total average realized prices, after effects of derivatives settlements, would have been $39.70/Boe for the three months ended March 31, 2025.

(3)Adjusted operating expense excluding production and other taxes includes lease operating expense, workover expense, asset operating expense, gathering, transportation and marketing and midstream and other revenue net of expense.
(4)Transaction and nonrecurring expenses of $10.1 million for the three months ended March 31, 2025, were primarily related to uncapitalized transaction costs related to the Ridgemar Acquisition and transaction costs related to our divestitures and the SilverBow Merger. Transaction and nonrecurring expenses of $2.9 million for the three months ended March 31, 2024, were primarily related to our capital markets transactions and integration expenses.
(5)Represents the settlement of certain oil, gas and NGL commodity derivative contracts acquired in connection with the SilverBow Merger.
(6)Tax effects of adjustments are calculated using our estimated blended statutory rate (after excluding noncontrolling interests) of approximately 17% and 12% for the three months ended March 31, 2025 and 2024, respectively.
(7)Includes $49.6 million of unamortized discount, premium and issuance costs.
(8)Transaction and nonrecurring expenses (G&A) of $2.3 million for the three months ended March 31, 2025, were primarily related to uncapitalized transaction costs related to the Ridgemar Acquisition and transaction costs mostly related to our divestitures. Transaction and nonrecurring expenses of $1.6 million for the three months ended March 31, 2024, were primarily related to capital market transactions and integration expenses.
(9)Current income tax provision (benefit) is the amount of income tax (benefit) expense recognized in our statements of operations for the three months ended March 31, 2025. Actual cash paid (refunded) for income taxes for the three months ended March 31, 2025 was a $1.6 million amount paid.

Company Contact
For additional information, please reach out to IR@crescentenergyco.com.